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                                                                    EXHIBIT j(2)






                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our twelve reports each dated February 14, 2002, relating to the financial statements and financial highlights of the twelve funds constituting the AIM Funds Group, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP

Houston, Texas
November 6, 2002